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                                                                     Exhibit 1.1

                             UNDERWRITING AGREEMENT



                                February 21, 2002


Robertson Stephens, Inc.
555 California Street, Suite 2600
San Francisco, CA  94104


Ladies and Gentlemen:

    Section 1.  Agreement to Act as Underwriter.

         Introductory. Orchid BioSciences, Inc., a Delaware corporation (the "Company"), proposes, pursuant to the terms of this Agreement, to issue and sell 8,000,000 shares (the "Firm Shares") of its common stock, par value $0.001 per share (the "Common Stock") to Robertson Stephens, Inc. (the "Underwriter"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,200,000 Common Shares (the "Option Shares") as provided in
Section 3. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the "Shares". The Company hereby agrees with the Underwriter as follows:

    Section 2. Representations, Warranties and Agreements of the Company.

         The Company hereby represents, warrants and covenants to the Underwriter as follows:

         (a) Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 under the Securities Act of 1933 (the "Act") (Registration File No. 333-60582), which has become effective, and, if required, a Rule 462(b) Registration Statement (as hereafter defined) for the registration under the Act of the Shares. The Company met the requirements for use of Form S-3 under the Act on each of (i) the date of the initial filing of such registration statement, (ii) the effective date of such registration statement, (iii) the date each post-effective amendment to such registration statement was filed (including each Annual Report on Form 10-K or amendment thereto filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of such registration statement) and (iv) the date each post-effective amendment to such registration statement was declared effective. In addition, the Company meets the requirements for use of Form S-3 under the Act on the date hereof. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to the sale of the Shares and the plan of distribution thereof and has advised the Underwriter of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and the supplemented form of prospectus, in the


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form in which it will be filed with the Commission pursuant to Rule 424(b)
(including the Basic Prospectus as so supplemented) is hereinafter called a "Prospectus Supplement". Any reference herein to the Registration Statement, the 462(b) Registration Statement, the Basic Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the "Incorporated Documents") pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date of this Agreement, or the issue date of the Basic Prospectus or Prospectus Supplement, as the case may be; and any reference herein to the terms "Amend", "Amendment" or "Supplement" with respect to the Registration Statement, the Basic Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Basic Prospectus, the Prospectus Supplement or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus Supplement, as the case may be.

         (b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

         (c) Prospectus Supplement. (i) No order preventing or suspending the use of the Basic Prospectus or the Prospectus Supplement has been issued by the Commission, and (ii) the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) Compliance with Applicable Regulations. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits as required by the Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective complied in all material respects with the Act and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Basic Prospectus and the Prospectus Supplement, as of its date, complied in all material respects with the Act and the Exchange Act. Neither the Basic Prospectus nor the Prospectus Supplement, as amended or supplemented, contained and will not contain as of the date thereof or as of the date of any amendments or supplements thereto any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Basic Prospectus or Prospectus Supplement, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act,



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as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Incorporated Documents or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in the Registration Statement or the Prospectus Supplement. No post-effective amendment to the Registration Statement reflects any facts or events arising after the effective date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein.

         (e) Reports and Documents, etc. There are no documents required to be filed with the Commission in connection with the Prospectus Supplement that have not been filed as required pursuant to the Act. There are no contracts or other documents required to be described in the Prospectus Supplement, or to be filed as exhibits to the Registration Statement, which have not been described or filed as required.

         (f) Offering Materials Furnished to the Underwriter. The Company has delivered, or will as promptly as practicable deliver, to the Underwriter complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Basic Prospectuses and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Underwriter reasonably requests.

         (g) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Basic Prospectus and the Prospectus Supplement or the Registration Statement. For the avoidance of doubt, any other material prepared and distributed solely by the Underwriter is not deemed to be distributed by the Company for purposes of this paragraph (g).

         (h) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (i) Authorization of the Shares. The Shares have been duly authorized for issuance and sale and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

         (j) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered or qualified for sale under the Registration Statement or the Prospectus Supplement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

         (k) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Prospectus Supplement: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change or effect, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not




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arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and
(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (l) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and incorporated by reference in the Prospectus Supplement, are independent public or certified public accountants as required by the Act and the Exchange Act.

         (m) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement or included or incorporated by reference in the Prospectus Supplement present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement, if any, present fairly the information required to be stated therein subject to the normal year-end adjustments which are not expected to be material in amount. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States, as applicable, applied on a consistent basis throughout the periods involved, except that interim financial statements do not contain the notes required by generally accepted accounting principles and are subject to normal year-end adjustments which are not expected to be material in amount, and as otherwise may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required by the Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement or the Prospectus Supplement.

         The Company's ratio of earnings to fixed charges set forth in the Basic Prospectus under the caption "Ratio of Earnings to Fixed Charges" has been calculated in compliance with Item 503(d) of Regulation S-K under the Act.

         (n) Company's Accounting System. The Company and each of its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (o) Subsidiaries of the Company. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the following: GeneScreen, Inc., a wholly-owned Delaware corporation; GeneShield, Inc., a majority-owned Delaware corporation; Orchid BioSciences Europe Limited, a wholly-owned UK private limited company; Lifecodes Corporation, a wholly-owned Delaware corporation ("Lifecodes"); Cellmark Diagnostics, Inc., a Delaware corporation and a wholly-owned subsidiary of Lifecodes; International Support for Bone Marrow Drives, Ltd., a



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North Carolina corporation and a wholly-owned subsidiary of Lifecodes;
Genomics/Lifecodes Canadian Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Lifecodes ("Genomics"); Lifecodes Europe BVBA, a Belgium limited liability company and a wholly-owned subsidiary of Lifecodes; and Helix Biotech ULC, a company organized under the laws of Nova Scotia, Canada and a wholly-owned subsidiary of Genomics.

         (p) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is organized with full power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Prospectus Supplement, and is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

         (q) Capitalization of the Subsidiaries. All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Prospectus Supplement, have not been issued in violation of or subject to any preemptive right arising under the certificate of incorporation or the law of its jurisdiction of incorporation, co-sale right, right of first refusal or other similar right, and, except as otherwise described in the Prospectus Supplement, all outstanding shares of capital stock of such subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any pledge, security interests, claims, liens, encumbrances or equitable interest.

         (r) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as otherwise described in the Prospectus Supplement.

         (s) Capitalization and Other Capital Stock Matters. The authorized capital stock of the Company is as set forth in the Basic Prospectus under the caption "Description of Capital Stock". The Common Stock (including the Shares) conform in all material respects to the description thereof contained in the Basic Prospectus and the Prospectus Supplement. All the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws, as applicable. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries (except for certain rights held by affiliates of GeneShield, Inc.) other than those described in the Basic Prospectus and the Prospectus Supplement. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Basic Prospectus and the Prospectus Supplement accurately and fairly present the information required by the Act to be shown with respect to such plans, arrangements, options and rights.

         (t) Stock Exchange Listing. The Common Stock (including the Shares) is registered under the Exchange Act and the Common Stock (including the Shares) is listed on the Nasdaq National Market,



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and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any information that the Commission or the National Association of Securities Dealers, LLC ("NASD") is contemplating terminating such registration or listing.

         (u) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the performance by the Company of its obligations under this Agreement, except such as have been obtained or made or may be required by the NASD or are contemplated by Section 2(a) to be obtained or made.

         (v) Non-Contravention of Existing Instruments and Agreements. Neither the issue and sale of the Shares nor the performance by the Company of its obligations under this Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or the loss of any benefit under, or give rise to a right of acceleration or any other right, or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, pursuant to: (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of its or their property is subject and which conflict, breach or violation is reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

         (w) No Defaults or Violations. Neither the Company nor any of its subsidiaries is in violation or default of: (i) any provision of its charter or by-laws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law or rule applicable to the Company or any regulation, judgment, order or decree of any court, governmental body, or agency having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except any such violation or default which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change not specifically disclosed in the Prospectus Supplement.

         (x) No Actions, Suits or Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that if adversely determined: (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) could reasonably be expected to result in a Material Adverse Change.

         (y) All Necessary Permits, Etc. The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate federal, state or foreign regulatory agencies or bodies necessary to conduct their respective businesses as currently conducted or as proposed in the Prospectus Supplement to be conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.




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         (z) Title to Properties. The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 2(m) above (or elsewhere in the Prospectus Supplement), in each case free and clear of any security interests, mortgages, liens, encumbrances, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material, and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

         (aa) Tax Law Compliance. The Company and each of its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(m) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might reasonably be asserted or threatened against the Company that could reasonably be expected to result in a Material Adverse Change.

         (bb) Intellectual Property Rights. Each of the Company and its subsidiaries owns or possesses all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its business as described in the Prospectus Supplement; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change that is not otherwise specifically disclosed in the Prospectus Supplement; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights of the Company which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, which could be reasonably be expected to have a Material Adverse Change. There is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights which could be reasonably be expected to have a Material Adverse Change. The Company and its subsidiaries do not in the conduct of their business as now or proposed to be conducted as described in the Prospectus Supplement infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict could reasonably be expected to result in a Material Adverse Change.

         (cc) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

         (dd) Company Not an "Investment Company". The Company has been advised by its counsel of the rules and requirements under the U.S. Investment Company Act of 1940, as amended (the




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"Investment Company Act"). The Company is not, and after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (ee) Insurance. The Company and each of its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors and officers liability. The Company has no reason to believe that it or any such subsidiary will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. Neither of the Company nor any such subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

         (ff) Labor Matters. To the best of the Company's knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or customers that could reasonably be expected to result in a Material Adverse Change.

         (gg) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         (hh) Lock-Up Agreements. Each executive officer and director of the Company has signed an agreement substantially in the form attached hereto as Exhibit A (the "Lock-up Agreements"). The Company has provided to counsel for the Underwriter a complete and accurate list of all registered securityholders of the Company and the number and type of securities held by each registered securityholder. The Company has provided to counsel for the Underwriter true, accurate and complete copies of all the Lock-up Agreements currently in effect or effected hereby.

         (ii) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required by the Act to be described in the Prospectus Supplement, which have not been described therein as required.

         (jj) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required by the Act to be disclosed in the Prospectus Supplement.

         (kk) Environmental Laws. (i) The Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment which are applicable to its business ("Environmental Laws"), except where the failure to comply would not reasonably be expected to result in a Material Adverse Change;
(ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required by the Act to be disclosed in the Registration Statement or



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the Prospectus Supplement; (iii) the Company is not currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws; and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the U.S. Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable federal, state or local law.

         (ll) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under: (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan"; or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (mm) Exchange Act Reports Filed. The Company has filed all reports required to be filed pursuant to the Securities Act and the Exchange Act.

         Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

         Section 3. Purchase, Sale and Delivery of the Shares.

         (a) The Firm Shares. The Company agrees to issue and sell to the Underwriter the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Company the Firm Shares. The purchase price per Firm Share to be paid by the Underwriter to the Company shall be $2.375 per share.

         (b) The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriter and payment therefor shall be made by the Company and the Underwriter at 6:00 a.m. San Francisco time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., One Financial Center, Boston, MA 02111 (or at such other place as may be agreed upon by the Underwriter and the Company),
(i) on the third (3rd) full business day following the first day that Shares are traded, (ii) if this Agreement is executed and delivered after 1:30 P.M., San Francisco time, the fourth (4th) full business day following the day that this Agreement is executed and delivered or (iii) at such other time and date not later that seven (7) full business days following the first day that Shares are traded as the Underwriter and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the "Closing Date;" provided, however, that if the Company has not made available to the Underwriter copies of the Prospectus within the time provided in Section 2(g) and 4(c) hereof, the Underwriter may, in its sole discretion, postpone the Closing Date until no later that two (2) full business days following delivery of copies of the Prospectus to the Underwriter.

         (c) The Option Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an aggregate of 1,200,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Underwriter to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Underwriter and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The Underwriters may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) Public Offering of the Firm Shares. The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, as described in the Prospectus, the Firm Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Underwriter, in its sole judgment, has determined is advisable and practicable.

         (e) Payment for the Shares. Payment for the Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer in immediately available-funds to the order of the Company.

         (f) Delivery of the Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Underwriter for the accounts of the Underwriter and at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered a credit representing the Option Shares to an account or accounts at The Depository Trust Company as designated by the Underwriter for the accounts of the Underwriter, at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price thereof. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

         (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 noon on the second business day following the date the Shares are released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

         Section 4. Covenants of the Company.

         The Company further covenants and agrees with the Underwriter as follows:

         (a) Registration Statement Matters. The Company agrees to make no further amendment or supplement prior to the Closing Date to the Registration Statement or any amendment or supplement to the Prospectus Supplement, which shall be reasonably disapproved by you in good faith promptly after reasonable notice thereof. If necessary, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Act prior to the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act. The Company agrees to advise you promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 15 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notices thereof; (i) of any request by the Commission to amend the Registration Statement or to amend or supplement to the Prospectus Supplement or for additional information; and (ii) of the issuance by the Commission, of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document or any amendment or supplement thereto or any order preventing or suspending the use of the Basic Prospectus or the Prospectus Supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the institution or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus Supplement or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Basic Prospectus or Prospectus Supplement or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

         (b) Blue Sky Compliance. The Company will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (United States and foreign) as the Underwriter may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus Supplement. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

         (c) Amendments and Supplements to the Prospectus Supplement and Other Securities Act Matters. The Company will comply with the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus Supplement. If during the period in which a prospectus is required by law to be delivered by a Underwriter or a dealer in connection with the distribution of Shares contemplated by the Prospectus Supplement, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter or counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus Supplement in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus Supplement is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus Supplement to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Underwriter and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus Supplement so that the Prospectus

Supplement as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus Supplement will comply with such law.

         (d) Copies of any Amendments and Supplements to the Prospectus Supplement. The Company agrees to furnish the Underwriter, without charge, during the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus Supplement are no longer required by law to be delivered in connection with sales by the Underwriter or dealer (the "Prospectus Delivery Period"), as many copies of the Prospectus Supplement and any amendments and supplements thereto (including any Incorporated Documents) as the Underwriter may reasonably request.

         (e) Notice of Subsequent Events. If at any time prior to the 90th day after the date of the Prospectus Supplement, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in your opinion, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus Supplement), the Company will, after written notice from you advising the Company to the effect set forth above and setting forth in reasonable detail the basis for your opinion in respect thereof, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus Supplement.

         (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

         (h) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Act, but in any event not later than 18 months after the Effective Date, the Company will make generally available to its security holders and to the Underwriter an earnings statement, covering a period of at least twelve consecutive months beginning after the Effective Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Act.

         (i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall duly file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act within the time periods required by the Exchange Act.

         (j) Agreement Not to Offer or Sell Additional Securities. The Company will not without the consent of Robertson Stephens, Inc. offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, Common Stock; provided, however, that the Company may: (i) issue and sell the Shares pursuant hereto; (ii) issue and sell shares of Common Stock pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus Supplement and described in the Prospectus Supplement so long as none of those shares may be transferred and the Company shall enter stop transfer instructions with its transfer agent and registrar against the transfer of any such Common

Stock; (iii) the Company may issue shares of Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at the date of the Prospectus Supplement and described in the Prospectus Supplement; (iv) the Company may issue shares of Common Stock for acquisitions to persons who agree not to sell, contract or otherwise dispose of or hedge such Common Stock during the remainder of the Lock-up Period (as defined below); and
(v) the Company may issue and sell the securities described in the Basic Prospectus pursuant to another supplement to the Basic Prospectus. These restrictions terminate after the close of trading of the Shares on the 90th day after the Closing Date.

         (k) Future Reports to the Underwriter. During the period of five years hereafter the Company will furnish to the Underwriter: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public certified public accountants or chartered accountants; (ii) as soon as practicable after the filing thereof, copies, with all exhibits, if any, of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD, or any other securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         Section 5. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder to purchase and pay for the Shares as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. The Prospectus Supplement shall have been filed with the Commission in accordance with Rule 424(b) as of the time of execution hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, shall be contemplated by any securities commission, securities regulatory authority or stock exchange; and all requests for additional information on the part of the Commission shall have been complied with; and the NASD shall have raised no objection to the fairness and reasonableness of the Underwriting terms and arrangements.

         (b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus Supplement, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to the Underwriter's counsel and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

         (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Material Adverse Change or Material Adverse Effect, which, in your sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus Supplement.

         (d) Opinion of Counsel for the Company. You shall have received on the Closing Date an opinion substantially in the form of Exhibit B attached hereto, of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., dated the Closing Date, addressed to the Underwriter.

         (e) Opinion of Intellectual Property Counsel for the Company. You shall have received on the Closing Date an opinion of Kalow & Springut LLP, intellectual property counsel for the Company substantially in the form of Exhibit C attached hereto.

         (f) Opinion of Counsel for the Underwriter. You shall have received on the Closing Date an opinion of Testa, Hurwitz & Thibeault, LLP, counsel for the Underwriter reasonably satisfactory to you. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

         (g) Accountants' Comfort Letter. You shall have received on the Closing Date a letter from KPMG LLP addressed to the Underwriter, dated the Closing Date, in the form set forth on Exhibit D hereto. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus Supplement, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus Supplement.

         (h) Officers' Certificate. You shall have received on the Closing Date a certificate of the Company, dated the Closing Date signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be reasonably satisfied that:

                  (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Basic Prospectus or the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, threatened under the Act; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

                  (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, the Prospectus Supplement and any amendments or supplements thereto, and Incorporated Documents, when such documents became effective or were filed with the Commission, contained all material information required to be included therein by the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, the Registration Statement and the Prospectus Supplement, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Act and the rules and regulations of the Commission thereunder to be set forth in an amended or supplemented Prospectus Supplement which has not been so set forth;

                  (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business; (d) any change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options) or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries; or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect; and

                  (v) The Company has been subject to continuous disclosure requirements of the Exchange Act for a period of at least 12 calendar months immediately preceding the filing of the Registration Statement and is currently in compliance with such obligations; and the Company has an aggregate market value of the public float of its outstanding Common Stock of U.S. $75 million or more.

         (h) Lock-up Agreement from Certain Stockholders of the Company. The Company shall have obtained and delivered to you an agreement substantially in the form of Exhibit A attached hereto from each executive officer and director of the Company and such agreements shall be in full force and effect.

         (i) Stock Exchange Listing. The Common Stock (including the Shares) is registered under the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any information that the Commission or the NASD is contemplated terminating such registration or listing.

         (j) Compliance with Prospectus Delivery Requirements. The Company shall have complied with the provisions of Sections 3 and 4(c) and (d) with respect to the furnishing of Prospectus Supplements.

         (k) Additional Documents. On or before each of the Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Reimbursement of Underwriter's Expenses), Section 8 (Indemnification and Contribution) and
Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

         Section 6. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock;
(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors;
(v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Basic Prospectus and the Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if requested by the Underwriter, preparing and printing a "Blue Sky Survey", an "International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions; (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriter in connection with, the review and approval by the NASD of the Underwriter's participation in the offering and distribution of the Shares; (viii) the fees and expenses associated with including the Common Stock on the Nasdaq National Market; (ix) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow", if any; and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement. Except as provided in this Section 6 and Section 7 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.

         Section 7. Reimbursement of Underwriter's Expenses. If this Agreement is terminated by the Underwriter pursuant to Section 5 or Section 9, or if the sale to the Underwriter of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter, upon demand, for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges.

         Section 8. Indemnification and Contribution.

         (a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) upon any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares, including without limitation, statements communicated to securities analysts employed by the Underwriter; or (vi) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii), (iv) or (v) above, provided that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its bad faith or willful misconduct; and to reimburse the Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Robertson Stephens) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, the Basic Prospectus or the Prospectus Supplement (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of the Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus Supplement were timely delivered to the Underwriter pursuant to Section 3 and a copy of the Prospectus Supplement (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, and if the Prospectus Supplement (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal, state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

         (c) Information Provided by the Underwriter. The Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, the Basic Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) are the statements set forth under the caption "Underwriting" (excluding the fourth and seventh paragraphs thereunder) in the Prospectus Supplement, and the Underwriter confirms that such statements are correct.

         (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability, which it may have to any indemnified party for contribution to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party), representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if: (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes: (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (f) Contribution. If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the "control" stockholders on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f): (i) the Underwriter shall not be required to contribute any amount in excess of the amount of the Underwriter fees actually received by the Underwriter pursuant to this Agreement; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (g) Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five
(45) days of invoice to the indemnifying party.

         (h) Survival. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties set forth in this Agreement shall remain operative and in full force and effect, regardless of:
(i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company; (ii) acceptance of any Shares and payment therefor hereunder; and (iii) any termination of this Agreement. A successor to the Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         (i) Acknowledgements of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and the Prospectus Supplement as required by the Act and the Exchange Act.

         Section 9. Termination of this Agreement. This Agreement may be terminated by the Underwriter by notice given to the Company if: (a) at any time after the execution and delivery of this Agreement and prior to the Closing
Date: (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NASD, or trading in securities generally on the Nasdaq Stock Market, the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any United States federal, New York, Delaware or California authorities; (iii) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, or any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in the United States' or international political, financial or economic conditions, or any law or regulation, as in the judgment of the Underwriter (x) seriously adversely affects, or involves, or will seriously and adversely affect, or involve, the financial markets or the business, operations or affairs of the Company and its subsidiaries taken as a whole, or (y) is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms contemplated in the Prospectus Supplement or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Underwriter there shall have occurred any Material Adverse Change or Effect; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; or (b) in the case of any of the events specified Section 9(a)(i)-(v), such event singly or together with any other event, makes it, in your reasonable judgment, impracticable or inadvisable to market the Shares in the manner and on the terms contemplated in the Prospectus Supplement. Any termination pursuant to this Section 9 shall be without liability on the part of any party hereto to any other party except that the provisions of Sections 6, 7 and 8 shall at all times be effective and shall survive such termination.

         Section 10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the company, of its officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

         Section 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

         ROBERTSON STEPHENS, INC.
         555 California Street
         San Francisco, California  94104
         Facsimile:  (415) 676-2675
         Attention:  General Counsel



If to the Company:

         ORCHID BIOSCIENCES, INC.
         4390 U.S. Route One
         Princeton, NJ  08540
         Facsimile:  (609) 750-2250
         Attention:  Chief Financial Officer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.

         Section 13. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         Section 14. Governing Law Provisions.

         (a) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

         (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a San Francisco office at 49 Stevenson Street, San Francisco, California 94105, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of San Francisco.

         Section 15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         [The remainder of this page has been intentionally left blank.]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                   Very truly yours,
                                   ORCHID BIOSCIENCES, INC.,
                                   a Delaware corporation

                                   By: /s/ Donald R. Marvin
                                   -----------------------------
                                   Name:  Donald R. Marvin
                                   Title: Senior Vice President, COO and CFO


         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter as of the date first above written.

ROBERTSON STEPHENS, INC.

By:    /s/ Mitch Whiteford
   --------------------------------------
    Name:  Mitch Whiteford
    Title: Managing Director

                                    Exhibit A

                            Form of Lock-Up Agreement

Robertson Stephens, Inc.
555 California Street, Suite 2600
San Francisco, California 94104

RE:  Orchid BioSciences, Inc. (the "Company")

Ladies & Gentlemen:

         The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the Underwriter. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

         In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than: (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction; (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction; or (iii) with the prior written consent of Robertson Stephens, Inc. The foregoing restrictions will terminate after the close of trading of the Common Stock on the 90th day after the Closing Date (the "Lock-Up Period"). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from, Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or other Securities held by the undersigned except in compliance with the foregoing restrictions.

         This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event the Offering has not occurred on or before March 18, 2002 this Lock-Up Agreement shall be of no further force or effect.

                                        Dated
                                             ---------------------------------

                                             ---------------------------------
                                                        Printed Name of Holder

                                          By:
                                             ---------------------------------
                                                                     Signature

                                             ---------------------------------
                                                Printed Name of Person Signing
                                      (and indicate capacity of person signing
                                       if signing as custodian, trustee, or on
                                                          behalf of an entity)

                                    Exhibit B

            Matters to be Covered in the Opinion of Company's Counsel

(i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to own and lease its property and assets and to carry on its business, as described in the Prospectus Supplement;

(ii) Each Significant Subsidiary (as that term is defined in Regulation S-X of the Act) of the Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

(iii) Each such Significant Subsidiary has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Basic Supplement;

(iv) The Company and each Significant Subsidiary are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction which requires such qualification. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than GeneScreen, Inc., a wholly-owned Delaware corporation; GeneShield, Inc., a majority-owned Delaware corporation; Orchid BioSciences Europe Limited, a wholly-owned UK private limited company; Lifecodes Corporation, a wholly-owned Delaware corporation ("Lifecodes"); Cellmark Diagnostics, Inc., a Delaware corporation and a wholly-owned subsidiary of Lifecodes; International Support for Bone Marrow Drives, Ltd., a North Carolina corporation and a wholly-owned subsidiary of Lifecodes; Genomics/Lifecodes Canadian Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Lifecodes ("Genomics"); Lifecodes Europe BVBA, a Belgium limited liability company and a wholly-owned subsidiary of Lifecodes; and Helix Biotech ULC, a company organized under the laws of Nova Scotia, Canada and a wholly-owned subsidiary of Genomics;

(v) The Company has an authorized capitalization as set forth in the Basic Prospectus under the caption "Description of Capital Stock" as of the dates stated therein;

(vi) All issued and outstanding capital shares of capital stock of the Company, have been duly authorized and validly issued and are fully paid and nonassessable and, to such counsel's knowledge, have not been issued in violation of or subject to any preemptive right arising under the certificate of incorporation of the Company;

(vii) The Shares to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, right of first refusal or other similar right, other than any registration rights described in Opinion (xx) hereof;

(viii) The holders of outstanding securities of the Company are not entitled to preemptive or other rights to acquire the Shares pursuant to the Company's charter documents or by-laws or under applicable laws; there are no restrictions on subsequent transfers of the Shares pursuant to the Company's charter documents or by-laws or under applicable laws (other than restrictions related to the relationship of a holder of the Shares with the Company); and, the Shares conform in all material respects to the description of the Shares contained in the Prospectus Supplement.

(ix) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be issued and sold by it hereunder;

(x) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company;

(xi) The statements contained in the Basic Prospectus under the heading "Description of Capital Stock" are complete and accurate in all material respects as of the date stated therein;

(xii) The Registration Statement and the filing thereof with the Commission have been duly authorized by and on behalf of the Company and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(xiii) The performance of this Agreement and the consummation of the transactions herein contemplated will not: (a) result in any violation of the Company's charter or bylaws; or (b) to such counsel's knowledge, result in a material breach or material violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations;

(xiv) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or the use of the Basic Prospectus or the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act and the filing of the Prospectus Supplement has been made in accordance with Rule 424(b);

(xv) The Registration Statement and the Basic Prospectus, and each amendment or supplement thereto (except that such counsel need express no opinion as to the financial statements, including supporting schedules, and financial data derived therefrom contained in such documents or incorporated by reference therein), as of the effective date of the Registration Statement, and the Prospectus Supplement when filed, each complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder;

(xvi) Each document incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus Supplement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied when so filed as to form in all material respects with the Exchange Act, and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were filed, not misleading;

(xvii) No consent, approval, authorization or order of or qualification with any United States court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except: (i) such as have been obtained under the Act; (ii) such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Company; and (iii) such as may be required by the NASD;

(xviii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries of a character which would reasonably be expected individually or in the aggregate to have a material adverse effect on the Company and its subsidiaries taken as a whole, other than those described in the Registration Statement or the Prospectus Supplement;

(xix) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus Supplement, no holders of Common Stock or other securities of the Company have registration rights under the Act with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus Supplement, all holders of securities of the Company having rights known to such counsel to registration of such Common Stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights; and

(xx) The Company is not and, after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(xxi) The Company currently meets the requirements for use of Form S-3 as set forth in the General Instructions and, in addition, met such requirements on each of (i) the date of the initial filing of the Registration Statement, (ii) the effective date of the Registration Statement, (iii) the date each post-effective amendment to the Registration Statement was filed (including each Annual Report on Form 10-K or amendment thereto filed after the effective date of the Registration Statement) and (iv) the date each post-effective amendment to the Registration Statement was declared effective.

         In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Underwriter, Underwriter's counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and the Prospectus Supplement and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus Supplement, nothing has come to the attention of such counsel which gives them reason to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date, the Registration Statement and the Prospectus Supplement and any amendment or supplement thereto (except that such counsel need not comment with respect to the financial statements including supporting schedules and other financial information derived therefrom contained in such documents or incorporated therein by reference) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Such counsel need not take responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto or in any document incorporated by reference into the Prospectus Supplement. Such counsel shall also state that the conditions for use of Form S-3 as set forth in the General Instructions thereto have been satisfied.

                                    Exhibit C

                     Matters to be Covered in the Opinion of
                  Intellectual Property Counsel for the Company

         Such counsel is familiar with the technology used by the Company in its business and the manner of its use thereof and has read the Registration Statement and the Prospectus Supplement, including particularly the portions of the Registration Statement and the Prospectus Supplement referring to patents, trade secrets, trademarks, service marks or other proprietary information or materials and:

                  (i) As to the statements under the captions "Risk Factors -- If we are unable to protect our proprietary methods and technologies, we may not be able to commercialize our products and services," "--The scope of our issued patents may not provide us with adequate protection of our intellectual property, which would harm our competitive position," "--Our success will depend partly on our ability to operate without misappropriating the intellectual property rights of others," "--We may need to initiate lawsuits to protect our patents and other intellectual property rights, which could result in the forfeiture of these rights," and "--Other rights and measures that we rely upon to protect our intellectual property may not be adequate to protect our products and services and could reduce our ability to compete in the market," nothing has come to the attention of such counsel which caused them to believe that the above-mentioned sections of the Registration Statement and any amendment or supplement thereto made available and reviewed by such counsel, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (ii) Such counsel knows of no material action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques, including processes and substances, owned by or affecting the business or operations of the Company which are pending or threatened against the Company or any of its officers or directors.

                  (iii) The Company is listed in the records of the United States Patent and Trademark Office as the holder of record of each of the granted U.S. patents listed on a schedule to such opinion and each of the applications listed on a schedule to such opinion and identified as Orchid U.S. Patents. To the knowledge of such counsel, there are no claims of third parties to any ownership interest or lien with respect to any of the patents or applications listed as Orchid U.S. Patents. Such counsel is not aware of any material defect in form in the preparation or filing of the Orchid U.S. Patents on behalf of the Company. To the knowledge of such counsel, the applications are being pursued by the Company. To the knowledge of such counsel, the Company owns as its sole property the patents and applications identified as Orchid U.S. Patents.

                  (iv) The Company is listed in the records of the appropriate foreign offices as the sole holder of record of the foreign patents and applications listed on a schedule to such opinion and identified as the Orchid Foreign Patents. Such counsel knows of no claims of third parties to any ownership interest or lien with respect to the Orchid Foreign Patents. Such counsel is not aware of any material defect of form in the preparation or filing of the Orchid Foreign Patents on behalf of the Company. To the knowledge of such counsel, the applications listed in the Orchid Foreign Patents are being pursued by the Company. To the knowledge of such counsel, the Company owns as its sole property the Orchid Foreign Patents. Orchid is also the owner of rights under the patents and applications, both U.S. and foreign listed as jointly owned or licensed (the "Joint Patents") in accordance with the respective agreements covering those rights.

                  (v) Such counsel knows of no reason why any granted patent of the Orchid U.S. Patents, Orchid Foreign Patents or Joint Patents are not valid as issued. Such counsel has no knowledge of any reason why any patent to be issued as a result of any application of the Orchid U.S. Patents, Orchid Foreign Patents or Joint Patents would not be valid or would not afford the Company enforceable patent protection with respect thereto.

                                    Exhibit E

                             Form of Comfort Letter

         Pursuant to Subsection (g) of Section 5 of the Underwriting Agreement, the accountants shall furnish letters to the several Underwriter to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registration Statement or the Prospectus Supplement comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with U.S. generally accepted accounting principles of the consolidated interim financial statements, selected financial data and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriter and are attached hereto;

                  (iii) They have made a review in accordance with U.S. generally accepted accounting principles of the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus Supplement as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited consolidated financial statements referred to in paragraph (v)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                  (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the three most recent fiscal years included in the Prospectus Supplement agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such three fiscal years which were included or incorporated by reference in the Company's Annual Information Forms for such fiscal years;

                  (v) On the basis of procedures in accordance with U.S. generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus Supplement, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) (i) the unaudited consolidated statements of
                  income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Prospectus Supplement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Prospectus Supplement for them to be in conformity with U.S. generally accepted accounting principles;

                           (B) any other unaudited income statement data and
                  balance sheet items included in the Prospectus Supplement do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included therein;

                           (C) the unaudited financial statements which were not
                  included in the Prospectus Supplement but from which were derived the unaudited financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus Supplement and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included therein;

                           (D) as of a specified date not more than three days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated bank indebtedness or long-term debt (including current portion of long-term debt) of the Company and its subsidiaries, or any decreases in consolidated net current assets, net assets or stockholders' equity, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus Supplement, except in each case for changes, increases or decreases which the Prospectus Supplement disclose have occurred or may occur or which are described in such letter; and

                           (E) for the period from the date of the latest
                  financial statements included or incorporated by reference in the Prospectus Supplement to the specified date referred to in Clause (D) there were any decreases in consolidated sales or in the total or per share amounts of consolidated net income, in each case as compared with the comparable period of the preceding year, except in each case for increases or decreases which the Prospectus Supplement disclose have occurred or may occur or which are described in such letter.

         In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus Supplement and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures in accordance with U.S. generally accepted accounting principles, with respect to certain amounts, percentages and financial information specified by the Underwriter which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus Supplement (excluding documents incorporated by reference) or in documents incorporated by reference in the Prospectus Supplement specified by the Underwriter, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                      E-3